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                                                                      EXHIBIT 16


                              ARTHUR ANDERSEN LLP
                                  [Letterhead]



January 16, 1998



Securities and Exchange Commission




To Whom It May Concern:

We have read the first three paragraphs of Item 4 included in the attached Form 8-K dated January 12, 1998 of United American Healthcare Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/ Arthur Andersen LLP